Report of Independent Public Accountants

To Dynamics Research Corporation:

We have audited the accompanying consolidated balance sheets of Dynamics Research Corporation (a Massachusetts corporation) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamics Research Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States.



Arthur Andersen LLP
Boston, Massachusetts,
February 11, 2000



[TYPE]     EX-27
[DESCRIPTION]     FINANCIAL DATA SCHEDULE

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   12-MOS
[FISCAL-YEAR-END]                          DEC-31-1999
[PERIOD-END]                               DEC-31-1999
[CASH]                                           2,267
[SECURITIES]                                         0
[RECEIVABLES]                                   53,526
[ALLOWANCES]                                         0
[INVENTORY]                                      2,735
[CURRENT-ASSETS]                                60,121
[PP&E]                                          53,464
[DEPRECIATION]                                  38,397
[TOTAL-ASSETS]                                  75,188
[CURRENT-LIABILITIES]                           50,464
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                           874
[OTHER-SE]                                      23,850
[TOTAL-LIABILITY-AND-EQUITY]                    75,188
[SALES]                                         26,855
[TOTAL-REVENUES]                               191,621
[CGS]                                           21,257
[TOTAL-COSTS]                                  185,535
[OTHER-EXPENSES]                                17,464
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                               2,255
[INCOME-PRETAX]                               (13,633)
[INCOME-TAX]                                   (4,745)
[INCOME-CONTINUING]                            (8,888)
[DISCONTINUED]                                   1,362
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   (7,526)
[EPS-BASIC]                                     (1.02)
[EPS-DILUTED]                                   (1.02)